Exhibit 99.1

NanoVibronix Announces Distribution Agreement with Sports Medicine Supplier Mio-Guard

PainShield MD on Exhibit at Mio-Guard Booth #1700 at the

National Athletic Trainers’ Association (NATA) Expo

ELMSFORD, N.Y., June 14, 2023 (Business Wire) — NanoVibronix, Inc., (NASDAQ: NAOV), a medical device company that produces the UroShield®, PainShield® and WoundShield® Surface Acoustic Wave (SAW) Portable Ultrasonic Therapeutic Devices, today announced that it has entered into a distribution agreement with Mio-Guard, LLC (“Mio-Guard”) for the sale and distribution of its PainShield MD product.

Brian Murphy, Chief Executive Officer of NanoVibronix, Inc., commented, “This new distribution agreement is a great opportunity for us to expand our footprint in sports medicine and within the realm of organized sports teams at various levels. Sports medicine represents a $5 billion opportunity in the United States and has gained traction in recent years due to the rising incidence of sports injuries and growing participation in sports and fitness-related activities.1 Mio-Guard provides quality medical supplies to hundreds of high schools, colleges, clinics and rehab centers across the United States and recognizes the importance of adding an opioid-free alternative to pain management to its offering of supplies and devices.”

Under the terms of the multi-year agreement, Mio-Guard has the exclusive right to sell and distribute PainShield MD product to its customers throughout the United States in the areas of athletic team sports and sports medicine. Mio-Guard has placed its first order of PainShield MD products and will prominently display them next week in Indianapolis at the National Athletic Trainers’ Association (NATA) Expo, the world’s largest showcase of products and services for the athletic training profession. Mio-Guard will have a substantial presence at the event and feature the PainShield MD in Booth #1700 in the Expo Hall.

Ken Zisholz, Chief Executive Officer of Mio-Guard, commented, “This agreement is very exciting for Mio-Guard™, the opportunity to represent this world class product to our customers in the United States is a tremendous one. We are very excited to feature the PainShield MD at the NATA Expo in Indianapolis next week.”

About Mio-Guard

Mio-Guard is a national distributor of sports medicine supplies based in Michigan. They have been servicing high schools, colleges, clinics and rehab centers with quality medical supplies since 1997. Mio-Guard is dedicated to providing quality products at a competitive price providing exceptional customer service.

1 https://www.grandviewresearch.com/industry-analysis/sports-medicine-industry#:~:text=The%20global%20sports%20medicine%20market,8.2%25%20from%202023%20to%202030.

About NanoVibronix, Inc.

NanoVibronix, Inc. (NASDAQ: NAOV) is a medical device company headquartered in Elmsford, New York, with research and development in Nesher, Israel, focused on developing medical devices utilizing its patented low intensity surface acoustic wave (SAW) technology. The proprietary technology allows for the creation of low-frequency ultrasound waves that can be utilized for a variety of medical applications, including for disruption of biofilms and bacterial colonization, as well as for pain relief. The devices can be administered at home without the assistance of medical professionals. The Company’s primary products include PainShield® and UroShield®, which are portable devices suitable for administration at home without assistance of medical professionals. Additional information about NanoVibronix is available at: www.nanovibronix.com.

Forward-looking Statements

This press release contains “forward-looking statements.” Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified; consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with: (i) market acceptance of our existing and new products or lengthy product delays in key markets; (ii) negative or unreliable clinical trial results; (iii) inability to secure regulatory approvals for the sale of our products; (iv) intense competition in the medical device industry from much larger, multinational companies; (v) product liability claims; (vi) product malfunctions; (vii) our limited manufacturing capabilities and reliance on subcontractor assistance; (viii) insufficient or inadequate reimbursements by governmental and/or other third party payers for our products; (ix) our ability to successfully obtain and maintain intellectual property protection covering our products; (x) legislative or regulatory reform impacting the healthcare system in the U.S. or in foreign jurisdictions; (xi) our reliance on single suppliers for certain product components, (xii) the need to raise additional capital to meet our future business requirements and obligations, given the fact that such capital may not be available, or may be costly, dilutive or difficult to obtain; (xiii) our conducting business in foreign jurisdictions exposing us to additional challenges, such as foreign currency exchange rate fluctuations, logistical and communications challenges, the burden and cost of compliance with foreign laws, and political and/or economic instabilities in specific jurisdictions; and (xiv) market and other conditions. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at: http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events, or otherwise, except as required by law.

Investor Contacts:

Brett Maas, Managing Principal, Hayden IR, LLC

brett@haydenir.com

(646) 536-7331

SOURCE: NanoVibronix, Inc.